Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES FIRST QUARTER 2025 FINANCIAL RESULTS
Luxembourg, May 1, 2025 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the first quarter 2025.
“We are pleased with our first quarter performance as we continue to drive year-over-year and sequential Service revenue and Adjusted EBITDA(1) growth primarily from the ramp of our Renovation Business, stronger foreclosure starts and sales wins. Compared to the first quarter of last year, we grew total Company service revenue by 11% to $40.9 million and Adjusted EBITDA(1) by 14% to $5.3 million. Adjusted EBITDA(1) growth outpaced Service revenue growth from scale benefits and favorable revenue mix. In February 2025, we closed on an exchange and maturity extension transaction with our lenders, significantly strengthening our balance sheet and reducing interest expense,” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “To support longer term growth, we are focusing on accelerating the growth of certain of our businesses that we believe have tailwinds. Should loan delinquencies, foreclosure starts and foreclosure sales increase, we believe we are well positioned to benefit from stronger revenue and Adjusted EBITDA(1) growth in our largest and most profitable countercyclical businesses.”
First Quarter 2025 Highlights(2)
Company, Corporate and Financial:
•First quarter Service revenue of $40.9 million was $4.0 million, or 10.8%, higher than the same quarter of 2024, marking the highest quarterly Service revenue since the third quarter of 2021, primarily from stronger foreclosure starts, sales wins and the ramp of our Renovation business
•First quarter Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”)(1) of $5.3 million was $0.6 million, or 13.6%, higher than the same quarter of 2024, marking the highest quarterly Adjusted EBITDA(1) since the third quarter of 2020
•First quarter Adjusted EBITDA(1) margin of 12.9% was stronger than the 12.6% Adjusted EBITDA(1) margin in the same quarter of 2024
•First quarter Adjusted EBITDA(1) loss in Corporate and Others of $(7.2) million was $0.9 million higher than the same quarter of 2024 primarily due to certain non-recurring benefits in the first quarter of 2024
•Ended the quarter with $30.8 million of cash and cash equivalents
•On February 19, 2025, the Company executed and closed an exchange transaction with 100% of lenders under the Company’s senior secured term loans whereby the lenders exchanged the Company’s senior secured term loans with an outstanding balance of $232.8 million for a $160.0 million new first lien loan and the issuance of approximately 58.2 million common shares of Altisource (the “Debt Exchange Transaction”); the new first lien loan is comprised of a $110.0 million term loan and a $50.0 million non-interest bearing exit fee which is reduced on a pro-rata basis with the repayment of the term loan. In connection with the Debt Exchange Transaction, the Company expensed $3.0 million relating to fees paid to advisors and others

•In connection with the Debt Exchange Transaction, the Company issued transferable warrants to holders as of February 14, 2025 of the Company’s (i) common stock, (ii) restricted share units and (iii) outstanding penny warrants, to purchase approximately 114.5 million shares of Altisource common stock for $1.20 per share (the “Stakeholder Warrants”); the Stakeholder Warrants provide the Stakeholders with the ability to purchase approximately 3.25 shares of Altisource common stock for each share of or right to common stock held(5)
•On February 19, 2025, Altisource also executed and closed on a $12.5 million super senior credit facility to fund transaction costs related to the Debt Exchange Transaction and for general corporate purposes (the “Super Senior Facility Transaction”)
•On a pro forma basis, the Debt Exchange Transaction and the Super Senior Facility Transaction (a) reduce annual cash and payment-in-kind interest by approximately $18 million to $13 million, (b) reduce annual GAAP interest expense by $23 million to approximately $9.5 million and (c) extend the maturity dates of the Company’s senior secured debt
Business and Industry:
•Improved Adjusted EBITDA(1) in the Servicer and Real Estate and Origination segments (together “Business Segments”) to $12.5 million, or 30.5% of Service revenue, from $10.9 million, or 29.5% of Service revenue, in the same quarter of 2024 primarily from Service revenue growth
•Generated sales wins which we estimate represent potential annualized Service revenue on a stabilized basis of $4.7 million for the Servicer and Real Estate segment and $4.7 million for the Origination segment
•Ended the quarter with a weighted average sales pipeline between $34 million and $42 million of estimated potential Service revenue on a stabilized basis based upon forecasted probability of closing (comprising of between $23 million and $29 million in the Servicer and Real Estate segment and between $11 million and $13 million in the Origination segment)
•Industrywide foreclosure initiations were 25% higher for the three months ended March 31, 2025 compared to the same period in 2024 (and 18% lower than the same pre-COVID-19 period in 2019)(3)
•Industrywide foreclosure sales were 2% lower for the three months ended March 31, 2025 compared to the same period in 2024 (and 53% lower than the same pre-COVID-19 period in 2019)(3)
•Industrywide mortgage origination volume decreased by 1% for the three months ended March 31, 2025 compared to the same period in 2024, comprised of an 11% decline in purchase origination and a 25% increase in refinancing origination(4)

First Quarter 2025 Financial Results
•Service revenue of $40.9 million
•Income from operations of $3.2 million
•Loss before income taxes and non-controlling interests of $(4.5) million
•Net loss attributable to Altisource of $(5.3) million
•Adjusted EBITDA(1) of $5.3 million
First Quarter 2025 Results Compared to the First Quarter 2024 (unaudited):

(in thousands, except per share data)	First Quarter 2025	First Quarter 2024	% Change
Service revenue	$40,895	$36,891	11
Revenue	43,439	39,469	10
Gross profit	13,325	12,304	8
Income (loss) from operations	3,245	(548)	N/M
Adjusted operating income(1)	5,199	2,958	76
Loss before income taxes and non-controlling interests	(4,529)	(8,435)	46
Pretax loss attributable to Altisource(1)	(4,602)	(8,476)	46
Adjusted pretax income (loss) attributable to Altisource(1)	332	(4,970)	107
Adjusted EBITDA(1)	5,262	4,632	14
Net loss attributable to Altisource	(5,344)	(9,198)	42
Adjusted net loss attributable to Altisource(1)	(144)	(5,598)	97
Diluted loss per share	(0.09)	(0.33)	73
Adjusted diluted loss per share(1)	0.00	(0.20)	100
Net cash used in operating activities	(4,972)	(2,237)	(122)
Net cash used in operating activities less additions to premises and equipment(1)	(4,997)	(2,237)	(123)

Margins:
Gross profit / service revenue	33%	33%
Adjusted EBITDA(1) / service revenue	13%	13%

N/M — not meaningful.
•First quarter 2025 loss before income taxes and non-controlling interests includes $3.0 million of Debt Exchange Transaction expenses (no comparative amount for the first quarter 2024).
________________________
(1)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein
(2)Applies to the first quarter 2025 unless otherwise indicated
(3)Based on data from ICE’s Mortgage Monitor and First Look reports with data through March 2025
(4)Based on estimated number of loans originated as reported by the Mortgage Bankers Association’s Mortgage Finance Forecast dated April 11, 2025
(5)Stakeholder Warrants are subject to the previously disclosed vesting requirements

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2025 and our Form 10-Q filed with the SEC on May 1, 2025. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our debt agreements, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events, except as required by law.
Webcast
Altisource will host a webcast at 08:30 a.m. EDT today to discuss our first quarter. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2025	2024

Service revenue	$40,895	$36,891
Reimbursable expenses	2,471	2,537
Non-controlling interests	73	41
Total revenue	43,439	39,469
Cost of revenue	30,114	27,165
Gross profit	13,325	12,304
Selling, general and administrative expenses	10,080	12,852

Income (loss) from operations	3,245	(548)
Other income (expense), net:
Interest expense	(4,938)	(9,529)
Debt exchange transaction expenses	(2,980)	—
Other income (expense), net	144	1,642
Total other income (expense), net	(7,774)	(7,887)

Loss before income taxes and non-controlling interests	(4,529)	(8,435)
Income tax provision	(742)	(722)

Net loss	(5,271)	(9,157)
Net income attributable to non-controlling interests	(73)	(41)

Net loss attributable to Altisource	$(5,344)	$(9,198)

Loss per share:
Basic	$(0.09)	$(0.33)
Diluted	$(0.09)	$(0.33)

Weighted average shares outstanding:
Basic	58,122	28,181
Diluted	58,122	28,181

Comprehensive loss:
Comprehensive loss, net of tax	$(5,271)	$(9,157)
Comprehensive income attributable to non-controlling interests	(73)	(41)

Comprehensive loss attributable to Altisource	$(5,344)	$(9,198)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share data)
(unaudited)

	March 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$30,817	$29,811
Accounts receivable, net of allowance for credit losses of $2,628 and $3,124, respectively	18,188	15,050
Prepaid expenses and other current assets	5,904	6,240
Total current assets	54,909	51,101

Premises and equipment, net	541	701
Right-of-use assets under operating leases	1,922	2,243
Goodwill	55,960	55,960
Intangible assets, net	20,198	21,468
Deferred tax assets, net	5,630	5,629
Other assets	6,499	6,504

Total assets	$145,659	$143,606

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$33,927	$33,512
Current portion of long-term debt	1,225	230,544
Deferred revenue	3,594	3,979
Other current liabilities	3,431	3,238
Total current liabilities	42,177	271,273

Long-term debt	193,732	—
Deferred tax liabilities, net	9,074	9,028
Other non-current liabilities	19,705	20,016

Commitments, contingencies and regulatory matters

Deficit:
Common stock ($0.01 par value; 250,000 shares authorized, 88,130 issued and 87,582 outstanding as of March 31, 2025; 29,963 issued and 27,226 outstanding as of December 31, 2024)	882	300
Additional paid-in capital	253,951	211,260
Accumulated deficit	(363,082)	(259,977)
Treasury stock, at cost (548 shares as of March 31, 2025 and 2,737 shares as of December 31, 2024)	(11,516)	(108,959)
Altisource deficit	(119,765)	(157,376)

Non-controlling interests	736	665
Total deficit	(119,029)	(156,711)

Total liabilities and deficit	$145,659	$143,606

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended March 31,
	2025	2024

Cash flows from operating activities:
Net loss	$(5,271)	$(9,157)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	185	296
Amortization of right-of-use assets under operating leases	185	410
Amortization of intangible assets	1,270	1,270
PIK accrual	—	2,102
Share-based compensation expense	1,094	2,213
Bad debt expense	(137)	558
Amortization of debt premium	(766)	—
Amortization of debt discount	641	942
Amortization of debt issuance costs	407	607
Deferred income taxes	46	(30)
Changes in operating assets and liabilities:
Accounts receivable	(3,001)	(2,501)
Prepaid expenses and other current assets	336	2,986
Other assets	(9)	49
Accounts payable and accrued expenses	415	(1,623)
Current and non-current operating lease liabilities	(195)	(420)
Other current and non-current liabilities	(172)	61
Net cash used in operating activities	(4,972)	(2,237)

Cash flows from investing activities:
Additions to premises and equipment	(25)	—
Net cash used in investing activities	(25)	—

Cash flows from financing activities:
Proceeds from the Super Senior Facility	11,250	—
Debt issuance costs	(1,749)	—
Equity issuance costs	(3,191)	—
Exercise of Warrants, net of costs	—	(90)
Distributions to non-controlling interests	(2)	(19)
Payments of tax withholding on issuance of restricted share units and restricted shares	(318)	(590)
Net cash provided by (used in) financing activities	5,990	(699)

Net increase (decrease) in cash, cash equivalents and restricted cash	993	(2,936)
Cash, cash equivalents and restricted cash at the beginning of the period	32,700	35,416

Cash, cash equivalents and restricted cash at the end of the period	$33,693	$32,480

Supplemental cash flow information:
Interest paid	$4,535	$5,853
Income taxes paid, net	96	229
Acquisition of right-of-use assets with operating lease liabilities	26	14
Reduction of right-of-use assets from operating lease modifications or reassessments	(162)	—

Non-cash investing and financing activities:
Equity issued in exchange for debt reduction	45,370	—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Adjusted operating income, pretax loss attributable to Altisource, adjusted pretax income (loss) attributable to Altisource, adjusted net loss attributable to Altisource, adjusted diluted loss per share, net cash used in operating activities less additions to premises and equipment, Adjusted EBITDA, Business Segments Adjusted EBITDA and net debt, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to income (loss) from operations, loss before income taxes and non-controlling interests, net loss attributable to Altisource, diluted loss per share, net cash used in operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis. Specifically, management uses adjusted net loss attributable to Altisource to measure the on-going after tax performance of the Company because the measure adjusts for the after tax impact of more significant non-recurring items, amortization expense relating to prior acquisitions (some of which fluctuates with revenue from certain customers and some of which is amortized on a straight-line basis) and non-cash share-based compensation expense which can fluctuate based on vesting schedules, grant date timing and the value attributable to awards. We believe adjusted net loss attributable to Altisource is useful to existing shareholders, potential shareholders and other users of our financial information because it provides an after-tax measure of Altisource’s on-going performance that enables these users to perform trend analysis using comparable data. Management uses adjusted diluted loss per share to further evaluate adjusted net loss attributable to Altisource while taking into account changes in the number of diluted shares over the comparable periods. We believe adjusted diluted loss per share is useful to existing shareholders, potential shareholders and other users of our financial information because it also enables these users to evaluate adjusted net loss attributable to Altisource on a per share basis. Management uses Adjusted EBITDA to measure the Company’s overall performance and Business Segments Adjusted EBITDA to measure the segments overall performance (with the adjustments discussed earlier with regard to adjusted net loss attributable to Altisource) without regard to its capitalization (debt vs. equity) or its income taxes and to perform trend analysis of the Company’s performance over time. Our effective income tax rate can vary based on the jurisdictional mix of our income. Additionally, as the Company’s capital expenditures have significantly declined over time, it provides a measure for management to evaluate the Company’s performance without regard to prior capital expenditures. Management also uses Adjusted EBITDA as one of the measures in determining bonus compensation for certain employees. We believe Adjusted EBITDA and Business Segments Adjusted EBITDA are useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons that management finds the measure useful. Management uses net debt in evaluating the amount of debt the Company has that is in excess of cash and cash equivalents. We believe net debt is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons management finds the measure useful.
Altisource operates in several countries, including Luxembourg, India, the United States and Uruguay. The Company has differing effective tax rates in each country and these rates may change from year to year. In determining the tax effects related to the adjustments in calculating adjusted net loss attributable to Altisource and adjusted diluted loss per share, we use the tax rate in the country in which the adjustment applies or, if the adjustment is recognized in more than one country, we separate the adjustment by country, apply the relevant tax rate for each country to the applicable adjustment, and then sum the result to arrive at the total adjustment, net of tax. In 2019, the Company recognized a full valuation allowance on its net deferred tax assets in Luxembourg. Accordingly, for 2025 and 2024, the Company has an effective tax rate of close to 0% in Luxembourg.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted operating income is calculated by removing intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other from income (loss) from operations. Pretax loss attributable to Altisource is calculated

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
by removing non-controlling interests from loss before income taxes and non-controlling interests. Adjusted pretax income (loss) attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other and debt exchange transaction expenses from loss before income taxes and non-controlling interests. Adjusted net loss attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt exchange transaction expenses (net of tax) and certain income tax related items from net loss attributable to Altisource. Adjusted diluted loss per share is calculated by dividing net loss attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt exchange transaction expenses (net of tax) and certain income tax related items by the weighted average number of diluted shares. Net cash used in operating activities less additions to premises and equipment is calculated by removing additions to premises and equipment from net cash used in operating activities. Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other and debt exchange transaction expenses from net loss attributable to Altisource. Business Segments Adjusted EBITDA is calculated by removing non-controlling interests, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other from income before income taxes and non-controlling interests. Net debt is calculated as long-term debt, including current portion, minus cash and cash equivalents.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended March 31,
	2025	2024

Income (loss) from operations	$3,245	$(548)

Intangible asset amortization expense	1,270	1,270
Share-based compensation expense	1,094	2,213
Cost of cost savings initiatives and other	(410)	23

Adjusted operating income	$5,199	$2,958

Loss before income taxes and non-controlling interests	$(4,529)	$(8,435)

Non-controlling interests	(73)	(41)
Pretax loss attributable to Altisource	(4,602)	(8,476)
Intangible asset amortization expense	1,270	1,270
Share-based compensation expense	1,094	2,213
Cost of cost savings initiatives and other	(410)	23
Debt exchange transaction expenses	2,980	—

Adjusted pretax income (loss) attributable to Altisource	$332	$(4,970)

Net loss attributable to Altisource	$(5,344)	$(9,198)

Income tax provision	742	722
Interest expense (net of interest income)	4,745	9,306
Depreciation and amortization	185	296
Intangible asset amortization expense	1,270	1,270
Share-based compensation expense	1,094	2,213
Cost of cost savings initiatives and other	(410)	23
Debt exchange transaction expenses	2,980	—

Adjusted EBITDA	$5,262	$4,632

Business Segments:
Income before income taxes and non-controlling interests	$10,856	$9,147

Non-controlling interests	(73)	(41)
Depreciation and amortization	78	97
Intangible asset amortization expense	1,270	1,270
Share-based compensation expense	279	396
Cost of cost savings initiatives and other	29	19
Interest expense (net of interest income)	27	—

Business Segments Adjusted EBITDA	$12,466	$10,888

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2025	2024

Corporate and Others:
Loss before income taxes and non-controlling interests	$(15,385)	$(17,582)

Depreciation and amortization	107	199
Share-based compensation expense	815	1,817
Cost of cost savings initiatives and other	(439)	4
Debt exchange transaction expenses	2,980	—
Interest expense (net of interest income)	4,718	9,306

Corporate and Others Adjusted EBITDA	$(7,204)	$(6,256)

Net loss attributable to Altisource	$(5,344)	$(9,198)

Intangible asset amortization expense, net of tax	1,270	1,270
Share-based compensation expense, net of tax	953	1,962
Cost of cost savings initiatives and other, net of tax	(396)	17
Debt exchange transaction expenses, net of tax	2,980	—
Certain income tax related items	393	351

Adjusted net loss attributable to Altisource	$(144)	$(5,598)

Diluted loss per share	$(0.09)	$(0.33)

Intangible asset amortization expense, net of tax, per diluted share	0.02	0.05
Share-based compensation expense, net of tax, per diluted share	0.02	0.07
Cost of cost savings initiatives and other, net of tax, per diluted share	(0.01)	0.00
Debt exchange transaction expenses, per diluted share	0.05	—
Certain income tax related items, per diluted share	0.01	0.01

Adjusted diluted loss per share	$(0.00)	$(0.20)

Calculation of the per share impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$1,270	$1,270
Tax benefit from intangible asset amortization	—	—
Intangible asset amortization expense, net of tax	1,270	1,270
Diluted share count	58,122	28,181

Intangible asset amortization expense, net of tax, per diluted share	$0.02	$0.05

Calculation of the per share impact of share-based compensation expense, net of tax
Share-based compensation expense	$1,094	$2,213
Tax benefit from share-based compensation expense	(141)	(251)
Share-based compensation expense, net of tax	953	1,962
Diluted share count	58,122	28,181

Share-based compensation expense, net of tax, per diluted share	$0.02	$0.07

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2025	2024

Calculation of the per share impact of debt exchange transaction expenses, net of tax
Debt exchange transaction expenses	$2,980	$—
Tax benefit from debt exchange transaction expenses	—	—
Debt exchange transaction expenses, net of tax	2,980
Diluted share count	58,122	28,181

Debt exchange transaction expenses, net of tax, per diluted share	$0.05	$—

Calculation of the per share impact of cost of cost savings initiatives and other, net of tax
Cost of cost savings initiatives and other	$(410)	$23
Tax provision (benefit) from cost of cost savings initiatives and other	14	(6)
Cost of cost savings initiatives and other, net of tax	(396)	17
Diluted share count	58,122	28,181

Cost of cost savings initiatives and other, net of tax, per diluted share	$(0.01)	$0.00

Calculation of the per share impact of certain income tax related items resulting from:
Foreign income tax reserves / other	$393	$351
Certain income tax related items	393	351
Diluted share count	58,122	28,181

Certain income tax related items, per diluted share	$0.01	$0.01

Net cash used in operating activities	$(4,972)	$(2,237)
Less: additions to premises and equipment	(25)	—

Net cash used in operating activities less additions to premises and equipment	$(4,997)	$(2,237)

March 31, 2025

Senior Secured Term Loans	$160,000
Super senior term loan	12,500
Less: Cash and cash equivalents	(30,817)

Net debt	$141,683
Note: Amounts may not add to the total due to rounding.